PARITZ & COMPANY, P.A.                                15 Warren Street, Suite 25
Certified Public Accountants                        Hackensack, New Jersey 07601
                                                                  (201) 342-7753
                                                             Fax: (201) 342-7598
                                                       E-mail: paritz@paritz.com




August 16, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Diva Entertaiment, Inc. (the "Company")

Dear Sir or Madam:

         We have read Item 4 of Form 8-K dated August 16, 2004 of IGIA, Inc. f/k/a Diva Entertaiment Inc., and are in agreement with the statements contained therein concerning our firm.



                                                  Very truly yours


                                                  /s/ Partiz & Company, P.A.

                                                  Partiz & Company, P.A.